Exhibit 2.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

WARRANT TO PURCHASE ORDINARY SHARES

Radcom Ltd., an Israeli Company (the "Company"), hereby grants to [insert name of investor] (the  "Holder"), the right to purchase from the Company the number of Ordinary Shares of the Company, nominal value NIS 0.20 (the “Ordinary Shares”) specified below, subject to the terms and conditions set forth below, effective as of the date hereof (the “Effective Date”).

1.             Number of Ordinary Shares Available for Purchase

This Warrant may be exercised to purchase [insert number of warrant shares] of the Company's Ordinary Shares having an aggregate exercise price in the amount of US$ [insert number equal to total warrant shares issuable pursuant to this warrant multiplied by $3.49] (“Exercise Amount”), at an exercise price per each Ordinary Share as provided in Section 2 below, subject to adjustments under Section 8 of this Warrant (the “Warrant Shares”);

2.	Exercise Price

The exercise price for each Warrant Share purchasable hereunder shall be $3.49 subject to adjustments under Section 8 of this Warrant (the “Warrant Price”):

3.	Term

This Warrant may be exercised, in whole or in part, during the period beginning on the Effective Date and ending on the date which is 3 years following the Effective Date (the “Warrant Term”).

4.	Exercise of Warrant for Cash Only

This Warrant may be exercised in whole or in part on one or more occasions during the Warrant Term.  The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder or by email or fax followed by the original within four business days. The Notice of Exercise must be accompanied by payment in full of the amount of the aggregate Exercise Amount of the Warrant Shares being purchased upon such exercise in immediately available funds.

5.	Issuance of Shares on Exercise

The Company agrees that the Warrant Shares so purchased shall be issued against receipt of the Notice of Exercise and payment (as provided in Section 4 herein) and the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required above.  In the event of a partial exercise, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

6.	Warrant Confers No Rights of Shareholder

Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

7.	Investment Representation

Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws.  The Holder acknowledges by acceptance of the Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, or he or she has the knowledge and experience in business and financial matters to evaluate the risks and merits of his or her investment, or it is not a “U.S. Person” within the meaning of Regulation S promulgated under the Securities Act and is not acquiring the Warrants for the account of a U.S. Person.  The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution, and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available.  The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

8.	Adjustment of Warrant Price and Number of Shares

The number and kind of securities purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a.
Adjustment for Shares Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased.  Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

b.
Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares, then and in each such event the number of Ordinary Shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Ordinary Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution, and  (ii) the denominator of which is the total number of shares of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Ordinary Shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Ordinary Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 8(b) as of the time of actual payment of such dividends or distributions.

c.
Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised for Ordinary Shares immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section and the Company’s Articles of Association with respect to the rights of the Holder.

d.
Adjustment for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon the exercise of this Warrant are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Ordinary Shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company’s Articles of Association.

e.
Reorganization, Mergers, Consolidations or Sales of Assets. If at any time from time to time there is a capital reorganization of the Ordinary Shares (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Subsection) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.  In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this Subsection and the Company’s Articles of Association with respect to the rights of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Subsection and the Company’s Articles of Association (including adjustment of the number of shares of Ordinary Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

f.
Adjustment of Warrant Price. Upon each adjustment in the number of Ordinary Shares purchasable hereunder, the Warrant Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Ordinary Shares purchasable hereunder shall be adjusted.

g.
Notice of Adjustments. Whenever the Warrant Price or the number of Ordinary Shares purchasable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall prepare a certificate signed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Ordinary Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

9.	Transfer of This Warrant or Securities Issuable on Exercise Hereof

With respect to any offer, sale or other disposition of this Warrant or securities into which such Warrant may be exercised, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, if requested by the Company, a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).  Such opinion letter and all such transferees must warrant and represent that they are an "accredited" investor as that term is defined under Regulation D of the Securities Act.  Upon receiving such written notice and opinion and warranties and representations, if so requested, the Company, as promptly as practicable, shall deliver to the Holder one or more replacement Warrant certificates on the same terms and conditions as this Warrant for delivery to the transferees. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear legend(s) as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.

10.	Representations and Warranties.

The Company represents and warrants to the Holder as follows:

a.
This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to general equity principles.

b.
The Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.

c.
The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

11.           Loss, Theft, Destruction or Mutilation of Warrant

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or Shares certificate, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or Shares certificate, if mutilated, the Company will make and deliver a new Warrant or Shares certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or Shares certificate.

12.	Notices

Any notice or other communication hereunder shall be in writing and shall be deemed to have been given upon delivery, if personally delivered or three business days after deposit if deposited in the mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Holder:	[insert address and fax number of investor]

If to Company:	Radcom Ltd. 24 Raoul Wallenberg Street Tel Aviv 69719, Israel Fax: +972-3-6474681 Attention: Chief Financial Officer

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressees notice of such new address in conformance with thisparagraph.

13.           Applicable Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

14.           Entire Agreement

This Warrant constitutes the entire agreement between the parties hereto with regard to the subject matters hereof, and supercedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matters hereof.

Dated:           April 24, 2013

RADCOM LTD.

By:	______________________________________
Name:	Gilad Yehudai
Title:	Chief Financial Officer

NOTICE OF EXERCISE

To:

1.
The undersigned hereby elects to purchase _________ shares of Ordinary Shares of ____________, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

2.
In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Ordinary Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3.	Please issue a certificate representing said shares of Ordinary Shares in the name of the undersigned.

4.	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

______________________	_________________________
(Date)	(Print Name) _________________________ (Signature)